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                                                                      EXHIBIT 11

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                    (In Thousands, Except Share Information)




                                                                         Three Months                       Nine Months
                                                                         Ended May 31                      Ended May 31
                                                                -----------------------------     ------------------------------
                                                                    1998             1997             1998               1997
                                                                ------------     ------------     ------------      ------------
COMPUTATION OF BASIC LOSS PER SHARE:
   Net loss                                                     $     (1,313)    $     (2,111)    $     (2,698)     $     (5,045)
                                                                ============     ============     ============      ============

WEIGHTED AVERAGE NUMBER OF SHARES OF
   COMMON STOCK OUTSTANDING
                                                                  44,406,144       13,427,304       35,242,418        12,674,559
                                                                ============     ============     ============      ============

BASIC LOSS PER COMMON SHARE                                     $       (.03)    $       (.16)    $       (.08)     $       (.40)
                                                                ============     ============     ============      ============


COMPUTATION OF DILUTED LOSS PER SHARE:
   Net loss                                                     $     (1,313)    $     (2,111)    $     (2,698)     $     (5,045)
   Interest and debt issue cost amortization expense not
     incurred upon assumed conversion of Senior Notes
     (1998) and convertible debentures (1997)                             --              264               48               740
                                                                ------------     ------------     ------------      ------------

   Net loss applicable to common stockholders used for
     computation
                                                                $     (1,313)    $     (1,847)    $     (2,650)     $     (4,305)
                                                                ============     ============     ============      ============

Weighted average number of shares of common stock
   outstanding                                                     44,406,144       13,427,304       35,242,418       12,674,559

Weighted average incremental shares outstanding upon
   assumed conversion of options and warrants                       2,806,914               --        3,142,290           19,747

Weighted average incremental shares outstanding upon
   assumed conversion of Senior Notes (1998) and
   convertible debentures (1997)                                          --        8,410,326          820,527         3,285,115
                                                                ------------     ------------     ------------      ------------

WEIGHTED AVERAGE COMMON SHARES AND
   COMMON SHARE EQUIVALENTS USED FOR
   COMPUTATION
                                                                  47,213,058       21,837,630       39,205,235        15,979,421
                                                                ============     ============     ============      ============

DILUTED LOSS PER COMMON SHARE AND COMMON
   SHARE EQUIVALENT
                                                                $       (.03)(a) $       (.10)(a) $       (.07)(a)  $       (.27)(a)
                                                                ============     ============     ============      ============



(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.